PLAN OF ACQUISITION

                                    BY WHICH


                            LSI Communications, Inc.
                             (A NEVADA CORPORATION)

                                  SHALL ACQUIRE

                            Coaching Institute, Inc.
                              (A UTAH CORPORATION)

     This Plan of Acquisition is made and dated this 21st day of June 1999, by and between the Parties, as identified hereinafter, respectively.

                                 I. THE PARTIES

         A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

         B. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation

                                  II. RECITALS

         A. The Capital of the Parties:

                  1. The Capital of LSI consists of 50,000,000 shares of common voting stock of $.001 par value authorized, of which approximately 6,072,182 shall be issued or outstanding at closing.

                  2. The Capital of Coaching Institute consists of 1,000,000 shares of common voting stock of no par value authorized, of which 100,000 shares are issued and outstanding.

         B. The Background for the Acquisition:

                  1. Coaching Institute has certain intellectual property and contracts in place that generate significant annual revenue, including a contract to produce a fitness video series with the MVP of the NBA, Karl Malone. Significant interest has been shown concerning the use of Coaching's services by numerous companies and other significant parties.

                  2. Coaching Institute has an interest to be acquired/merged with a public corporation, and

                  3. LSI wishes to acquire these assets and maintain Coaching Institute, Inc., a Utah Corporation, as a majority owned subsidiary to generate revenue for these companies and other significant parties. As required by law, the vote for the approval of this definitive Agreement and Reorganization shall be approved by a vote of the holders of a majority of the issued and outstanding share of LSI and

                  4. The Parties contemplate and intend that the acquisition will be a stock for stock transaction; that 85% of the issued and outstanding capital stock of COACHING INSITUTE shall be acquired by LSI in exchange solely for 2,500,000 shares of LSI voting stock (Exhibit A); that the remaining 15% of the issued and outstanding capital stock of COACHING INSTITUTE shall be available to be acquired by LSI in exchange solely for 2,045,455 shares of LSI voting stock through option agreements (Exhibits B-F); that this transaction qualify as a tax-free reorganization under Section 368(a)(1)(13) of the Internal Revenue Code of 1954, as amended, and related sections thereunder.


                           III. PLAN OF REORGANIZATION

         A. Reorganization and Acquisition: (1) LSI shall acquire the Assets, Businesses and Capital Stock of COACHING INSTITUTE, and COACHING INSTITUTE shall become and be a majority-owned subsidiary of LSI, on the terms and conditions which follow and are provided in this
         Agreement;  (2)  LSI  shall  issue  to  the  shareholders  of  COACHING
         INSTITUTE, as COACHING INSTITUTE shall direct, an aggregate of 2,500,000 (two million five hundred thousand) shares of the common stock of LSI for 85% of the issued and outstanding capital stock of COACHING INSTITUTE (Exhibit A); (3) COACHING INSTITUTE shall issue to LSI options (Exhibits B-F) to acquire the remaining 15% of the issued and outstanding capital stock of COACHING INSTITUTE in exchange solely for 2,045,455 shares of LSI voting stock;

         B. Transfer of control: The Existing Directors of COACHING INSTITUTE shall remain as the Officers and Directors of the corporation.

         C. Surviving Corporations: Both Companies shall survive the acquisition as indicated above, such that after acquisition, COACHING INSTITUTE shall be a majority owned subsidiary of LSI.

         D. Closing/Effective Date: This Plan of Reorganization shall become effective immediately upon approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents.

         E. Further Assurance, Good Faith and Fair Dealing: The directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant to hereby to deal fairly and in good faith with each other and each others shareholders.


         F. Construction: This Plan of Reorganization and the resulting legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada.


         G. Representations & Undertakings by COACHING INSTITUTE:


                       COACHING INSTITUTE represents and warrants as follows:

                       (1) The assets held by COACHING INSTITUTE are with liabilities that are reflected in statements to be provided; any obligations are in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of this proposed acquisition herein.

                       (2) There have not been, and prior to the closing date there will not be, any material adverse changes in the financial position of these contracts, except changes arising in the ordinary course of business.

                       (3) COACHING INSTITUTE is not involved in any pending or threatened litigation or governmental investigation or proceeding not reflected in such financial statement or otherwise disclosed in writing to LSI and, to the knowledge of COACHING

                       INSTITUTE, or its holders, no litigation, is pending or threatened against COACHING INSTITUTE.


         H. REPRESENTIONS AND UNDERTAKINGS BY LSI:

                  LSI represents and warrants as follows.

                  (1) As of the closing date, the LSI shares to be delivered to the Stockholders will constitute valid and legally issued shares of LSI, fully paid and nonassessable, and will be legally equivalent in all respects to the common stock of LSI issued and outstanding as of the date hereof.

                  (2) The officers of LSI are duly authorized to execute this agreement pursuant to authorization of its Board of Directors.

                  (3) The financial statements of LSI, are true and complete statements, as of that date, of its financial condition, and fairly present the results of its operations for such period; there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business are liens or other liabilities, which if disclosed, would alter substantially the financial condition of LSI, as reflected in such financial statements. Within 12 months after the reorganization and acquisition takes place, if it is found that there are material liabilities of LSI which were not previously disclosed, which may cause the directors, officers, and/or shareholders to be liable or at risk for liability, or that could adversely affect the performance of the company, Coaching Institute will have the option to rescind the acquisition agreement if recision takes place, Coaching Institute shareholders will forfeit all shares of LSI stock, and LSI will forfeit all shares of Coaching Institute stock.

                  (4) There have not been, and prior to the closing date there will not be, any material adverse changes in the financial position of LSI, except changes arising in the ordinary course of business and this proposed reorganization.

                  (5) To the best knowledge of LSI, its Officers, Directors or Principal Shareholder, LSI is not involved in any pending or threatened litigation or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to COACHING INSTITUTE.

                  I. Confidentiality: The Parties hereto agree that the information which each intends to impart to the other subsequent to the execution thereof shall not be disclosed to any other third party and each person shall take reasonable precautions to prevent disclosure of any information and know-how to any entity for any use, including but not limited to, commercial use. The parties hereto further agree to keep confidential all proprietary information. The parties furthermore agree to keep confidential any and all names, telephone or telex numbers, and any other matters considered confidential arising from this Agreement.

                  J. Counterpart: This Agreement may be signed by facsimile. Counterpart originals will also be signed by both parties.

     This Reorganization Agreement is executed on behalf of each company by its duly authorized representatives, and attested to, pursuant to the laws of its respective places of incorporation and in accordance with its constituent documents.

LSI Communications, Inc.                            Coaching Institute, Inc.



/s/ Craig R. Hendricks                              /s/ Steven E. Carlson
----------------------                              ---------------------
Craig R. Hendricks                                  Steven E. Carlson
President and Director                              Vice-President and Director


EXHIBIT A
                                                             85% PURCHASE       15% PURCHASE
                                                               15-Jun-99          1-Jan-01
                                                               LSI Shares        LSI Shares        Tot. Min
Name                   Total Shares        Percentage           Issued             Issued          LSI Shares
---------------------------------------------------------------------------------------------------------------
Craig R. Hendricks          42,500           42.50%            1.062,500          869,318         1,931,818
Steven E. Carlson           42,500           42.50%            1.062,500          869,318         1,931,818
Lona J. Hendricks            7,000            7.00%              175,000          143,182           318,182
Rick McAllister              6,000            6.00%              150,000          122,727           272,727
Roger Williams               2,000            2.00%               50,000           40,909            90,909
                           100,000                             2,500,000        2,045,455         4,545,455

                                    EXHIBIT B
                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this l5th day of June 1999, by and between the Parties as identified hereinafter, respectively.

                                 I. THE PARTIES

         A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

         B. Craig R. Hendricks ("Stockholder") is an individual.

         C. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation.

                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Coaching Institute, Inc. Coaching Institute, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Coaching Institute, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Coaching Institute. Stockholder has made no representations or warranties concerning the future value of Coaching Institute stock, future earnings of Coaching Institute stock, or any other representations concerning Coaching Institute, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 42,500 shares of common stock of Coaching Institute. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2001. Stockholder grants LSI an exclusive right to acquire the remaining 6,375 shares of common stock of Coaching Institute, representing all of those shares identified in paragraph II.C. not being part of the 85% exchanged in the Plan of Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc., above. The acquisition price of the 6,375 shares shall be for 869,318 shares of the common stock of LSI.

         F. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principle place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advise of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Coaching Institute; (b) any representatives, agents, officers, employees, or directors of LSI or Coaching Institute; or (c) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: 112 West Business Park Drive, Draper, UT 84020. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in Paragraph II. G. above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement

         L.  Complete  Agreement.  This  agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.

IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

         LSI Communications, Inc.                       Stockholder


         /s/ Craig R. Hendricks                         /s/ Craig R. Hendricks
         ----------------------                         ----------------------
         Craig R. Hendricks                             Craig R. Hendricks
         President and Director

                                    EXHIBIT C
                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 15th day of June 1999, by and between the Parties as identified hereinafter, respectively.

                                 I. THE PARTIES

         A. LSI Communications, Inc. ("LSI') is a public Nevada Corporation.

         B. STEVEN E. CARLSON ("Stockholder") is an individual.

         C. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation.


                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Coaching Institute, Inc. Coaching Institute, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Coaching Institute, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Coaching Institute. Stockholder has made no representations or warranties concerning the future value of Coaching Institute stock, future earnings of Coaching Institute stock, or any other representations concerning Coaching Institute, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 42,500 shares of common stock of Coaching Institute. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as dictated in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2001. Stockholder grants LSI an exclusive right to acquire the remaining 6,375 shares of common stock of Coaching Institute, representing all of those shares identified in paragraph ll.C. not being part of the 85% exchanged in the Plan of Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc., above. The acquisition price of the 6,375 shares shall be for 869,318 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statues of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advise of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Coaching Institute; (1,) any representatives, agents, officers, employees, or directors of LSI or Coaching Institute; or (c) any person other thin his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: 112 West Business Park Drive, Draper, UT 84020. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph II. G., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement

         L.  Complete  Agreement.  This  agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.

IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.


          LSI Communications, Inc.                        Stockholder

          /s/ Craig R. Hendricks                          /s/ Steven E. Carlson
          ----------------------                          ---------------------
          Craig R. Hendricks                              Steven E. Carlson
          President and Director

                                    EXHIBIT D
                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 15th day of June 1999, by and between the Parties as identified hereinafter, respectively.

                                 I. THE PARTIES

         A. LSI Communications, Inc. ("ISP") is a public Nevada Corporation.


         B. LONA J. HENDRICKS ("Stockholder") is an individual.

         C. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation.


                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Coaching Institute, Inc. Coaching Institute, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Coaching Institute, Inc. is common stock.


         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Coaching Institute. Stockholder has made no representations or warranties concerning the future value of Coaching Institute stock, future earnings of Coaching Institute stock, or any other representations concerning Coaching Institute, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 7,000 shares of common stock of Coaching Institute. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2001. Stockholder grants LSI an exclusive right to acquire the remaining 1,050 shares of common stock of Coaching Institute, representing all of those shares identified in paragraph ILC. not being part of the 85% exchanged in the Plan of Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc., above. The acquisition price of the 1,050 shares shall be for 143,182 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.


         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advise of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Coaching Institute; (b) any representatives, agents, officers, employees, or directors of LSI or Coaching Institute; or (c) any person other than his retained legal attorney.

         Notices. Notices to Stockholder shall be delivered to _________________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: 112 West Business Park Drive, Draper, UT 84020. All notices shall he delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph II.G., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon delivery of any or all shares from stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

          LSI Communications, Inc.                    Stockholder


         /s/ Craig R. Hendricks                       /s/ Lona J. Hendricks
         ----------------------                       ---------------------
         Craig R. Hendricks                           Lona J. Hendricks
         President and Director

                                    EXHIBIT E
                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 15~ day of June 1999, by and between the Parties as identified hereinafter, respectively.


                                 I. THE PARTIES

         A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.


         B. RICRARD McALLISTER ("Stockholder") is an individual.


         C. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation.


                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Coaching Institute, Inc. Coaching Institute, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Coaching Institute, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Coaching Institute. Stockholder has made no representations or warranties concerning the future value of Coaching Institute stock, future earnings of Coaching Institute stock, or any other representations concerning Coaching Institute, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 6,000 shares of common stock of Coaching Institute. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2001. Stockholder grants LSI an exclusive right to acquire the remaining 900 shares of common stock of Coaching Institute, representing all of those shares identified in paragraph ILC. not being part of the 83% exchanged in the Plan of Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc., above. The acquisition price of the 900 shares shall be for 122,727 shares of the common stock of LSL

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statues of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advise of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Coaching Institute; (b) any representatives, agents, officers, employees, or directors of LSI or

         Coaching Institute; or (c) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: 112 West Business Park Drive, Draper, UT 84020. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier; or by facsimile. All notices shall be complete upon delivery

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph IIG., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

         LSI Communications, Inc.                     Stockholder


         /s/ Craig R. Hendricks                       /s/ Richard McAllister
         ----------------------                       ----------------------
         Craig R. Hendricks                           Richard McAllister
         President and Director

                                    EXHIBIT F
                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this l5th day of June 1999, by and between the Parties as identified hereinafter, respectively.


                                 I. THE PARTIES


         A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

         B. ROGER G. WILLIAMS ("Stockholder") is an individual.

         C. Coaching Institute, Inc. ("Coaching Institute") is a private Utah Corporation.


                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Coaching Institute, Inc. Coaching Institute, Inc. is a Utah Corporation, haying its principal place of business in Draper; Utah The only class of stock of Coaching Institute, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Coaching Institute. Stockholder has made no representations or warranties concerning the future value of Coaching Institute stock, future earnings of Coaching Institute stock, or any other representations concerning Coaching Institute except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 2,000 shares of common stock of Coaching Institute. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute, Inc.

         D. Option Grant to LSI. For a period of sixty days alter January 1, 2001. Stockholder grants LSI an exclusive right to acquire the remaining 300 shares of common stock of Coaching Institute, representing all of those shares identified in paragraph II.C. not being part of the 8% exchanged in the Plan of Acquisition by which LSI Communications, Inc. shall acquire Coaching Institute Inc., above. The acquisition price of the 300 shares shall be for 40,909 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statues of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advise of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Coaching Institute; (b) any representatives, agents, officers, employees, or directors of LSI or

         Coaching Institute; or (c) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: 112 West Business Park Drive, Draper, UT 84020. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph II.G., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall he due upon delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement

         L.  Complete  Agreement.  This  agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

          LSI Communications, Inc.                       Stockholder


          /s/ Craig R. Hendricks                         /s/ Richard McAllister
          ----------------------                         ----------------------
          Craig R. Hendricks                             Richard McAllister
          President and Director